Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1 of our report dated December 23, 2013, with respect to the audited consolidated financial statements of IBV, Inc for the years ended September 30, 2013 and the period from inception, April 5, 2013, through September 30, 2013.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
MaloneBailey, LLP
www.malone−bailey.com
Houston, Texas

Date: December 23, 2013